                                                                  Rule 424(b)(3)
                                                      Registration No. 333-26517

                       LORAL SPACE & COMMUNICATIONS LTD.

               PROSPECTUS SUPPLEMENT NO. 3 DATED OCTOBER 6, 1997
                       TO PROSPECTUS DATED JULY 11, 1997

         The Selling Holders table on pages 7-10 of the Prospectus is hereby amended to update the information regarding the following entities and their respective number of shares of Preferred Stock and Common Stock:

                                                                            Number of Shares of        Number of Shares of
                                                                              Preferred Stock              Common Stock
                                                                              ----------------             ------------
Selling Holders
---------------
Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . . . . . . .            125,000                      312,500
Q Investments, L.P. . . . . . . . . . . . . . . . . . . . . . . . . . .             38,250                       95,625
Highbridge Capital Corporation, with Amalgamated Gadget,
   L.P., as Agent . . . . . . . . . . . . . . . . . . . . . . . . . . .              8,750                       21,875
R2   Investments, LDC . . . . . . . . . . . . . . . . . . . . . . . . .              3,000                        7,500